Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the prospectus in Versatility Inc.'s Registration Statement No. 333-24071 on Form S-8 of our report dated May 30, 1997, appearing in the Annual Report on Form 10-K of Versatility Inc. for the year ended April 30, 1997.

DELOITTE & TOUCHE LLP




Washington, DC
July 23, 1997